UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ABEONA THERAPEUTICS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
646-813-4701
July 11, 2022
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) to be held virtually on Wednesday, August 17, 2022 at 9:00 a.m., Eastern Time. Our Annual Meeting will be held in a virtual format only. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via a live webcast through the link www.virtualshareholdermeeting.com/ABEO2022.
The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.
IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VIRTUALLY ATTEND THE ANNUAL MEETING BY VISITING WWW.VIRTUALSHAREHOLDERMEETING.COM/ABEO2022 ON THE MEETING DATE. IF YOU VIRTUALLY ATTEND THE ANNUAL MEETING AND WISH TO VOTE AT THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE DURING THE ANNUAL MEETING. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE, OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.
Sincerely,

/s/ Vishwas Seshadri
Vishwas Seshadri
President and Chief Executive Officer

ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
646-813-4701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, August 17, 2022
PLEASE TAKE NOTICE that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Abeona Therapeutics Inc. (the “Company”) will be held virtually over the Internet on Wednesday, August 17, 2022, at 9:00 a.m., Eastern Time, for the following purposes:
1.	To elect Mark J. Alvino, Faith L. Charles and Donald A. Wuchterl as Class 3 directors to hold office for a term of three years and until their successors are elected and qualified;
2.
To approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 720,000 to 1,440,000 shares;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
4.	To consider an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
5.	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof. The Board of Directors has fixed the close of business on Thursday, July 7, 2022 (the “Record Date”), as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at our offices during normal business hours, during the 10 days prior to the Annual Meeting as well as during the Annual Meeting at www.virtualshareholdermeeting.com/ABEO2022.
Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement, which is accompanied by our annual report for the fiscal year ended December 31, 2021.
Stockholders are invited to attend the Annual Meeting to be held virtually over the Internet on Wednesday, August 17, 2022 at 9:00 a.m., Eastern Time. YOUR VOTE IS IMPORTANT. If you do not expect to virtually attend the Annual Meeting, or if you do plan to virtually attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies will also be accepted as follows: (1) via the Internet by accessing www.proxyvote.com and following the on-screen instructions or scanning the QR code on the proxy card with your smartphone; (2) by calling toll-free at 1-800-690-6903 from any touch-tone telephone and following the instructions; (3) if you received your proxy materials by mail, by signing, dating and returning your proxy card in the prepaid enclosed envelope; and (4) by attending the virtual Annual Meeting at www.virtualshareholdermeeting.com/ABEO2022. You should have your proxy card available in front of you when you log onto the Internet or call. You can vote online or by phone until 11:59 p.m. Eastern Time the day before the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Kingsdale Advisors at 1-877-659-1819.
By Order of the Board of Directors,

/s/ Vishwas Seshadri
Vishwas Seshadri
President & Chief Executive Officer
New York, NY
July 11, 2022

i

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information that you should consider, and you should review all of the information contained in the proxy statement before voting.
Annual Meeting of Stockholders
Date:	August 17, 2022
Time:	9:00 a.m. Eastern Time
Location:	Online only at www.virtualshareholdermeeting.com/ABEO2022. Stockholders will not be able to attend the Annual Meeting in person.
Record Date:	July 7, 2022
Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote.
Proposals and Voting Recommendations
Proposal No.	Proposal	Board Recommendation
1	To elect Mark J. Alvino, Faith L. Charles and Donald A. Wuchterl as Class 3 Directors to hold office for a term of three years and until their successors are elected and qualified	FOR EACH NOMINEE
2
To approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 720,000 to 1,440,000 shares
FOR
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR
4	To consider an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers	1 YEAR
5	To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR
Voting Methods
You can vote in one of four ways:
•	Visit www.proxyvote.com to vote VIA THE INTERNET
•	Call toll-free at 1-800-690-6903 and following the instructions to vote VIA TELEPHONE
•	If you received your proxy materials by mail, sign, date and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
•	Attend the meeting to vote VIA THE INTERNET

ABEONA THERAPEUTICS INC.
1330 Avenue of the Americas, 33rd Floor
New York, NY 10019
(646) 813-4701
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, August 17, 2022
This proxy statement is furnished by Abeona Therapeutics Inc., a Delaware corporation (“we,” “Abeona” or the “Company”), to holders of its common stock, par value $0.01 per share (“Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”), and at any and all adjournments or postponements thereof. This proxy statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about July 11, 2022. Our mailing address and the location of our principal executive offices is 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Our telephone number is (646) 813-4701. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”), which accompanies this Proxy Statement.
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting, including the ability to vote. Detailed instructions on how to vote and submit your questions at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/ABEO2022.
All shares of Common Stock represented by properly executed proxies or voting instruction forms will be voted at the Annual Meeting in accordance with the directions marked on the proxies or voting instruction forms, unless such proxies or voting instruction forms have previously been revoked. If no directions are indicated on such proxies or voting instruction forms, they will be voted FOR EACH NOMINEE in Proposal 1 – the election of the nominees named under Election of Directors; FOR Proposal 2 – to approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 720,000 to 1,440,000 shares; FOR Proposal 3 – to approve, on an advisory basis, the compensation of the Company’s named executive officers; 1 YEAR in Proposal 4 – to consider an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and FOR Proposal 5 – the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
If any other matters are properly presented at the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is virtually present at the Annual Meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.
If your shares of Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “stockholder of record” or a “registered stockholder” of those shares. You should follow the instructions on the Notice of Annual Meeting to ensure that your vote is counted. Alternatively, you may virtually attend and vote at the Annual Meeting.
If your shares are held in an account at a bank, brokerage firm, or other similar organization (which we refer to as a “broker”), then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account. As a beneficial owner, you will have to direct your broker on how to vote the shares held in your account in accordance with your broker’s requirements.
At the close of business on July 7, 2022, the record date for the Annual Meeting (the “Record Date”), the number of issued and outstanding shares of our Common Stock entitled to vote was 5,873,736. Each share of Common Stock entitles its holder to one vote with respect to all matters submitted to stockholders for a vote at the Annual Meeting. Consistent with the Company’s amended and restated bylaws (the “Bylaws”), uncontested director elections proceed by majority voting. In an uncontested election a nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

A complete list of Company stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices during normal business hours, at least 10 days prior to the Annual Meeting and during the Annual Meeting at www.virtualshareholdermeeting.com/ABEO2022. According to our Bylaws, the presence, through virtual attendance or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote constitutes a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present.
A broker non-vote occurs when brokers, who hold their clients’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their clients, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the ratification of the appointment of an independent registered public accounting firm, but not on “non-routine” matters, such as the election of directors and the amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan.
For Proposal 1, the directors will be elected upon the affirmative vote of a majority of the votes cast. For Proposal 1, stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on Proposal 1.
Proposals 2 and 3 each will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the respective Proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions we have effect of a vote “AGAINST” each of Proposals 2 and 3, respectively. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the votes for Proposals 2 and 3.
For Proposal 4, the preferred frequency of advisory votes on executive compensation will be approved, on an advisory basis, based upon which option receives the highest number of votes cast by stockholders. Stockholders may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the proposal to approve, on an advisory basis, the preferred frequency of advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on Proposal 4.
Proposal 5, ratification of Whitley Penn LLP as our independent public accountant, will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock voting present through virtual attendance or by proxy at the Annual Meeting. Abstentions will have the effect of a vote “AGAINST” such proposal. Brokers may vote on Proposal 5 absent instructions from the beneficial owner.
The Board is not aware of any matters that will be brought before the Annual Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.
All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available the Notice of Annual Meeting, this proxy statement, the accompanying form of proxy and our annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail, but our directors, officers and employees may also solicit in person, by telephone or email.
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/ABEO2022 and following the instructions provided on their proxy card or vote instruction card. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voter instruction card. If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

This proxy statement should be read together with our annual report for the fiscal year ended December 31, 2021, including the financial statements and management’s discussion and analysis of financial condition and results of operations contained therein.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company. Additionally, the Company has retained Kingsdale Advisors, a proxy solicitation firm, to assist in the solicitation of proxies. Kingsdale Advisors may solicit proxies on the Board’s behalf.

Corporate Governance Matters
Pursuant to the Delaware General Corporation Law and our Bylaws, our business, property and affairs are managed by or under the direction of our Board. Members of the Board are kept informed of our business through discussions with our senior management, including our Chief Executive Officer, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently comprised of nine directors. The Board meets during our fiscal year to review significant developments affecting us and to act on matters requiring Board approval.
The Board has adopted a number of corporate governance documents, including charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.abeonatherapeutics.com under the heading “Investor & Media—Corporate Governance—Governance Documents,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019.
Stockholder Communications with the Board
The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Abeona Therapeutics Inc., Board of Directors, c/o Corporate Secretary, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Stockholders also may send communications via email to IR@abeonatherapeutics.com with the notation “Attention: Corporate Secretary” in the subject field. All communications will be reviewed by the Corporate Secretary of the Company, who will determine whether such communications are relevant and for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.
Director Independence
We are listed on the Nasdaq Capital Market (“Nasdaq”) and are subject to the Nasdaq rules and regulations governing director independence. The Board has determined that each of Leila Alland, M.D., Mark J. Alvino, Faith L. Charles, Paul Mann, Todd Wider, M.D. and Donald A. Wuchterl are independent under applicable Nasdaq rules.
Board Leadership Structure
The Board has no set policy with respect to the separation of the roles of Chairman of the Board and principal executive officer. Michael Amoroso currently serves as our Chairman of the Board and Vishwas Seshadri as Chief Executive Officer (principal executive officer). Our Board currently does not have a lead independent director.
Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. We believe this leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer, Chief Financial Officer and General Counsel and the independent directors. Of the current members of our Board, six are independent from management.

Board Diversity Matrix as of July 7, 2022
	Female	Male	Non- Binary	Did Not Disclose Gender
Total number of directors: 9
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—
Board of Director’s Role in Risk Oversight
The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. We perform a risk review on a regular basis wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer-term horizon. From this risk assessment, plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition, members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees (including executive officers) and directors. The Code is available on our website at www.abeonatherapeutics.com under the heading “Investors & Media—Corporate Governance—Governance Documents.” We intend to satisfy any disclosure requirements under applicable SEC or Nasdaq rules regarding any waiver of a provision of the Code applicable to any executive officer or director, by posting such information on such website. We shall provide to any person without charge, upon request, a copy of the Code. Any such request must be made in writing to Abeona Therapeutics Inc., c/o Investor Relations, 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019.
Officers and Directors
Our current directors and executive officers are as follows:
Name	Age	Title
Michael Amoroso	44	Chairman of the Board
Leila Alland, M.D.	59	Director
Mark J. Alvino	54	Director
Faith L. Charles	60	Director
Paul Mann	46	Director
Christine Silverstein	39	Director
Todd Wider, M.D.	57	Director
Donald A. Wuchterl	52	Director
Vishwas Seshadri	46	President, Chief Executive Officer, Director
Joseph Vazzano	38	Chief Financial Officer
Brendan O’Malley	53	General Counsel

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of three to 15 members, divided into three staggered classes as nearly equal in number as possible. The Board is currently comprised of nine directors. Our directors serve for a term of three years and until the respective election and qualification of their successors. Pursuant to our Bylaws, the Board selects our Chairman of the Board and our executive officers. Each of our executive officers is selected by the Board for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of our directors or executive officers.
Committees of the Board of Directors
The Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board, each of which is available on our website at www.abeonatherapeutics.com under “Investors & Media—Corporate Governance—Governance Documents.”
The Audit Committee is currently comprised of Paul Mann (Chair), Mark J. Alvino and Faith L. Charles. The Board has determined that each of Messrs. Mann and Alvino qualify as an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit Committee’s responsibilities and duties are, among other things, to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Board has determined that Messrs. Mann and Alvino and Ms. Charles are independent under applicable SEC and Nasdaq rules and regulations.
The Compensation Committee is currently comprised of Mark J. Alvino (Chair), Leila Alland, M.D. and Todd Wider, M.D. All committee members are non-employee directors under applicable SEC rules and are “outside” directors under Internal Revenue Code Section 162(m). All committee members also are independent under applicable SEC and Nasdaq rules and regulations.
The Nominating and Corporate Governance Committee is currently comprised of Faith L. Charles (Chair), Leila Alland, M.D. and Donald A. Wuchterl. All committee members are independent under applicable SEC and Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines.
Meetings Attendance
The Board held eight meetings during the 2021 fiscal year. Each director attended 75 percent or more of the Board meetings and meetings of committees of which he or she was a member that were held during the period of his or her service as a director.
The Audit Committee held four meetings during the 2021 fiscal year and all members were present. Although the Compensation Committee did not hold any meetings during the 2021 fiscal year, the Compensation Committee met in December 2020 in connection with its review of 2021 compensation, and other compensation matters before the Compensation Committee in 2021 were handled via unanimous written consent. The Nominating and Corporate Governance Committee held one meeting during the 2021 fiscal year and all members were present. All of the directors then currently serving as director attended the 2021 annual meeting of stockholders. Although we currently do not require directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. These filing requirements also apply to certain beneficial owners of more than 10% of our Common Stock. During the 2021 fiscal year, the following Section 16(a) reports were not filed on a timely basis: (1) a Form 3 for each of Ms. Charles and Mr. Alvino in connection with their respective appointments as Class 3 directors, and (2) a Form 4 for Dr. O’Malley, which was not timely filed with respect to one transaction identified therein.
Director and Executive Compensation Governance Principles
The Company has adopted certain governance principles related to director and executive compensation as follows:

•
Annual equity awards made to non-employee directors shall be granted on a different date than annual equity awards to executive officers. Final deliberations or voting on the compensation of non-employee directors (including any changes to the annual compensation package) shall be made at a different Board (or committee) meeting than any deliberations or voting on the compensation of executive officers (including any changes to the annual compensation package).

•
On an annual basis, the Compensation Committee selects and retains an independent consultant to compare the Company’s executive compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee with input from the independent consultant. The independent consultant prepares and submits to the Compensation Committee a report summarizing this comparative study and its recommendations relating to executive compensation. The Company’s executive officers play no substantive role in the selection or dismissal of the independent consultant.

•	On an annual basis, qualified experts in the field present recent developments and best practices concerning executive compensation to the Compensation Committee.
•
On an annual basis, the proposed package for the non-employee director compensation must be recommended by the Compensation Committee to the Board following the receipt of a report from an independent consultant analyzing the non-employee director compensation package of the Company’s peer companies.

Outside Compensation Consultants
For 2021, the Compensation Committee engaged Radford Inc. (“Radford”) as an independent compensation consultant to provide certain services related to executive and non-employee director compensation. Radford assisted with the Compensation Committee’s review of the Company’s annual salary, bonus and equity compensation plans for executive officers and annual cash and equity compensation for non-employee directors. Radford does not provide any other services to the Company unless approved by the Compensation Committee, and no such services were provided in 2021. After considering the relevant factors, the Company determined that no conflicts of interest have been raised in connection with the services Radford performed for the Compensation Committee in 2021.
Compensation of Directors
On July 1, 2022, the Company effected a 25-for-1 reverse stock split of its issued and outstanding shares of Common Stock. As a result of the reverse split, each 25 pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock. The number of outstanding shares was reduced from approximately 146.7 million to approximately 5.9 million shares. Share amounts and prices disclosed in this proxy statement have been restated, as required, to reflect the reverse stock split as if it had occurred on January 1, 2020.
Compensation for Board Service in 2021: Each director who is not also an Abeona employee is entitled to receive an annual board fee and an annual committee fee for their service on each Board committee. These fees are paid in cash quarterly. In addition, we reimburse each director, whether an employee or not, for the expense of attending Board and committee meetings. There were no additional fees paid for service as a chairperson of a Board committee. During 2021, the annual board fee was $50,000 and the annual committee fee was $7,500 per committee served.
In addition, incumbent non-employee directors were each granted equity awards valued at $115,000 for service on the Board in 2021 consisting of 50% in stock options and 50% in restricted stock. New non-employee directors were each granted equity awards valued at $230,000 consisting of 50% in stock options and 50% in restricted stock. All equity awards were granted on a different date than any equity awards to executive officers.

Director Compensation Table – 2021
The table below represents the compensation paid to our directors during the year ended December 31, 2021:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Leila Alland, M.D.(3)	$46,403	$115,000(4)	$107,199(5)	$268,602
Mark J. Alvino(6)	49,833	115,000(4)	107,199(5)	$272,032
Michael Amoroso(7)	—	—	—	$—
Faith L. Charles(6)	49,833	115,000(4)	107,199(5)	$272,032
Paul Mann	59,375	57,499(8)	53,600(9)	$170,474
Steven H. Rouhandeh(10)	39,583	57,499(11)	53,600(12)	$150,682
Vishwas Seshadri(13)	—	—	—	$—
Christine Silverstein	50,000	57,499(14)	53,600(15)	$161,099
Todd Wider, M.D.	59,375	57,499(16)	53,600(17)	$170,474
Donald A. Wuchterl(3)	41,049	115,000(4)	107,199(5)	$263,248
(1)
Fair value of stock awards is calculated under ASC 718 as of the grant date using the closing stock price of our Common Stock. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report.

(2)
Fair value of option awards is calculated under ASC 718 as of the grant date using the Black-Scholes option-pricing model. Employees are assumed to exercise their options. The determination of the fair value of share-based payment awards made on the date of grant is affected by our Common Stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report.

(3)	Effective April 14, 2021, Dr. Alland and Mr. Wuchterl were appointed to the Board.
(4)	Represents the fair value of 3,087 shares of restricted stock granted on May 25, 2021. Dr. Alland, Mr. Alvino, Ms. Charles and Mr. Wuchterl held no restricted stock as of December 31, 2021.
(5)
Represents the fair value of options granted on May 25, 2021 to purchase 3,926 shares of our Common Stock. Dr. Alland, Mr. Alvino, Ms. Charles and Mr. Wuchterl each had options to purchase 3,926 shares of our Common Stock as of December 31, 2021.

(6)	Effective March 26, 2021, Mr. Alvino and Ms. Charles were appointed to the Board.
(7)
Mr. Amoroso served as our President and Chief Executive Officer from March 19, 2021 until his resignation on October 15, 2021. On October 15, 2021, Mr. Amoroso became Chairman of the Board. He did not receive any compensation for his Board service while serving as CEO, and declined renumeration for his services after he became a non-employee director.

(8)	Represents the fair value of 1,544 shares of restricted stock granted on May 25, 2021. Mr. Mann held no restricted stock as of December 31, 2021.
(9)	Represents the fair value of options granted on May 25, 2021 to purchase 1,963 shares of our Common Stock. Mr. Mann had options to purchase 1,963 shares of our Common Stock as of December 31, 2021.
(10)	On October 14, 2021, Mr. Rouhandeh resigned from the Board.
(11)	Represents the fair value of restricted stock granted on May 25, 2021 to purchase 1,544 shares of our Common Stock.
(12)	Represents the fair value of options granted on May 25, 2021 to purchase 1,963 shares of our Common Stock.
(13)	Dr. Seshadri did not receive compensation for his services as a director.
(14)	Represents the fair value of 1,544 shares of restricted stock granted on May 25, 2021. Ms. Silverstein held 2,400 shares of restricted stock as of December 31, 2021.
(15)
Represents the fair value of options granted on May 25, 2021 to purchase 1,964 shares of our Common Stock. Ms. Silverstein had options to purchase 20,513 shares of our Common Stock as of December 31, 2021.

(16)	Represents the fair value of 1,544 shares of restricted stock granted on May 25, 2021. Dr. Wider held no restricted stock as of December 31, 2021.
(17)	Represents the fair value of options granted on May 25, 2021 to purchase 1,963 shares of our Common Stock. Dr. Wider had options to purchase 1,963 shares of our Common Stock as of December 31, 2021.

Certain Relationships and Related Transactions
On occasion we may engage in certain related party transactions. Pursuant to our Audit Committee charter, our policy is that all related party transactions are reviewed and approved by the Audit Committee. There were no related party transactions in 2021.
Equity Compensation Plan Information
The following table sets forth, as of December 31, 2021, information about shares of Common Stock outstanding and available for issuance under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	314,194	$38.50	55,524
2005 Equity Incentive Plan(1)	3,200	$32.00	—
Equity compensation plans not approved by security holders	—	—	—
Total	317,394	$38.50	55,524
(1)	No further grants may be made under the 2005 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management
The Company has determined beneficial ownership of our Common Stock as of July 7, 2022 in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that the Company include shares of Common Stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of July 7, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock(1)	Percent of Common Stock(2)
Directors, Director Nominees, and Named Executive Officers:
Leila Alland, M.D.(3)	7,014	*
Mark J. Alvino(4)	5,014	*
Michael Amoroso(5)	44,311	*
Faith L. Charles(3)	7,014	*
Paul Mann(6)	3,507	*
Christine Silverstein(7)	22,125	*
Todd Wider, M.D.(6)	3,507	*
Donald A. Wuchterl(3)	7,014	*
Vishwas Seshadri(8)	15,739	*
Edward Carr(9)	4,187	*
Brendan O'Malley(10)	12,687	*
Joseph Vazzano(11)	8,000	*
All Directors, Director Nominees, and Named Executive Officers as a group (consisting of 12 persons)	140,119	2.4%
5% Beneficial Owners:
Steven H. Rouhandeh(12)	562,095	9.6%
Adage Capital Partners, L.P.(13)	320,291	5.5%
*	Less than 1%
(1)	Includes outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days after July 7, 2022.
(2)	Based upon 5,873,736 shares of Common Stock issued and outstanding as of July 7, 2022.
(3)
Dr. Alland, Ms. Charles and Mr. Wuchterl are each known to beneficially own an aggregate of 3,088 shares of our Common Stock and presently exercisable options for the purchase of 3,926 shares pursuant to the 2015 Equity Incentive Plan.

(4)	Mr. Alvino is known to beneficially own an aggregate of 1,088 shares of our Common Stock and presently exercisable options for the purchase of 3,926 shares pursuant to the 2015 Equity Incentive Plan.
(5)
Mr. Amoroso is known to beneficially own an aggregate of 24,185 shares of our Common Stock and presently exercisable options for the purchase of 20,126 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(6)
Mr. Mann and Dr. Wider are each known to beneficially own an aggregate of 1,544 shares of our Common Stock and presently exercisable options for the purchase of 1,963 shares pursuant to the 2015 Equity Incentive Plan.

(7)
Ms. Silverstein is known to beneficially own an aggregate of 4,744 shares of our Common Stock and presently exercisable options for the purchase of 17,381 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(8)	Dr. Seshadri is known to beneficially own an aggregate of 10,739 shares of our Common Stock, and has options to purchase 5,000 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.
(9)	Mr. Carr is known to beneficially own an aggregate of 4,187 shares of our Common Stock.
(10)
Dr. O’Malley is known to beneficially own an aggregate of 8,190 shares of our Common Stock and presently exercisable options for the purchase of 4,497 shares of our Common Stock pursuant to the 2015 Equity Incentive Plan.

(11)	Mr. Vazzano is known to beneficially own an aggregate of 8,000 shares of our Common Stock.
(12)
Beneficial ownership for Mr. Rouhandeh includes (i) 20,144 shares held directly by Mr. Rouhandeh, (ii) presently exercisable options for the purchase of 40,965 shares pursuant to the 2015 Equity Incentive Plan, (iii) presently exercisable options for the purchase of 3,200 shares pursuant to the 2005 Equity Incentive Plan, (iv) 9 shares held by the Sophie C. Rouhandeh Trust, 9 shares held by the Chloe H. Rouhandeh

Trust, and 28 shares held by the SHR Family Trust (collectively, the “Trusts”), and (v) 443,171 shares and 54,567 shares held by each of SCO Capital Partners LLC and Beach Capital LLC, respectively. Mr. Rouhandeh serves as trustee of each of the Trusts. He is also the Chief Investment Officer and managing member of SCO Capital Partners LLC and managing member of Beach Capital LLC. The address for each of Mr. Rouhandeh, SCO Capital Partners LLC and Beach Capital LLC is 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019. Mr. Rouhandeh disclaims his beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(13)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2022 by Adage Capital Partners, L.P. and related entities. Adage Capital Partners L.P.’s address is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s Common Stock.

Executive Compensation
On July 1, 2022, the Company effected a 25-for-1 reverse stock split of its issued and outstanding shares of Common Stock. As a result of the reverse split, each 25 pre-split shares of Common Stock outstanding automatically combined into one new share of Common Stock. The number of outstanding shares was reduced from approximately 146.9 million to approximately 5.9 million shares. Share amounts and prices disclosed in this proxy statement have been restated, as required, to reflect the reverse stock split as if it had occurred on January 1, 2020.
The following table sets forth the aggregate compensation paid to: (i) our principal executive officer at the end of fiscal year 2021, Vishwas Seshadri; (ii) an additional principal executive officer who was no longer serving in that capacity at the end of fiscal year 2021, Michael Amoroso; and (iii) our only other executive officers other than our principal executive officer who were serving as an executive officer at the end of fiscal year 2021, Edward Carr and Brendan O’Malley.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Vishwas Seshadri(3) President and Chief Executive Officer	2021	$254,552	$—(4)	$744,570(5)	$558,500(6)	$8,853(7)	$1,566,475

Edward Carr(8) Former Chief Accounting Officer and Chief Financial Officer	2021	$360,985	$146,204(9)	$634,210(10)	$416,880(11)	$11,600(7)	$1,569,879
	2020	$300,000	$126,000(12)	$161,016(13)	$325,591(14)	$11,400(7)	$924,007

Brendan O’Malley(15) General Counsel	2021	$335,484	$120,281(9)	$430,284(16)	$281,560(17)	$11,600(7)	$1,179,209

Michael Amoroso(18) Former President and Chief Executive Officer	2021	$450,477	$—	$1,589,910(19)	$1,013,000(20)	$11,600(7)	$3,064,987
	2020	$219,071	$106,400(12)	$827,294(21)	$338,728(22)	$7,667(7)	$1,499,160
(1)
Fair value of option awards is calculated under ASC 718 as of the grant date using the Black-Scholes option-pricing model and as of the repricing date using a Hull-White I lattice model. Employees are assumed to exercise their options. The determination of the fair value of share-based payment awards made on the date of grant is affected by our Common Stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report.

(2)
Fair value of stock awards is calculated under ASC 718 as of the grant date using the closing stock price of our Common Stock. Our assumptions in determining fair value are described in Note 11 of Notes to Consolidated Financial Statements in Part II, Item 8 of the Annual Report.

(3)
Dr. Seshadri was promoted to President and Chief Executive Officer on October 15, 2021. Dr. Seshadri joined the Company on June 1, 2021 and served as SVP, Head of Research and Clinical Development prior to his appointment to President and Chief Executive Officer.

(4)	Dr. Seshadri declined to accept a bonus for performance in 2021.
(5)	Represents the fair value of options granted on (i) June 1, 2021 to purchase 16,000 shares of our Common Stock and (ii) on October 15, 2021 to purchase 12,000 shares of our Common Stock.
(6)	Represents the fair value of restricted stock granted on (i) June 1, 2021 for 12,000 shares of our Common Stock and (ii) October 15, 2021 for 2,000 shares of our Common Stock.
(7)	Represents employer matching contributions to the Company’s 401(k) Defined Contribution Plan.
(8)
Mr. Carr was promoted to Chief Financial Officer on August 10, 2021. Mr. Carr joined Abeona in November 2018 as Controller and served as Chief Accounting Officer from January 2019 until his promotion to Chief Financial Officer. Mr. Carr resigned effective March 31, 2022.

(9)	Represents a bonus accrued for performance in 2021 and paid in February 2022. Bonus payments are pro-rated for the portion of the year employed at the Company.
(10)	Represents the fair value of options granted on (i) March 1, 2021 to purchase 4,000 shares of our Common Stock and (ii) August 10, 2021 to purchase 19,040 shares of our Common Stock.

(11)	Represents the fair value of restricted stock granted on (i) on March 1, 2021 for 2,000 shares of our Common Stock and (ii) on August 10, 2021 for 9,520 shares of our Common Stock.
(12)	Represents a bonus accrued for performance in 2020 and paid in January 2021. Bonus payments are pro-rated for the portion of the year employed at the Company.
(13)
Represents the fair value of options granted on (i) March 16, 2020 to purchase 2,043 shares of our Common Stock and (ii) May 20, 2020 to purchase 1,157 shares of our Common Stock as well as (iii) the incremental fair value of repriced options to purchase 5,000 shares of our Common Stock as noted above.

(14)	Represents the fair value of restricted stock granted (i) on May 20, 2020 for 1,600 shares of our Common Stock and (ii) on October 9, 2020 for 5,727 shares of our Common Stock.
(15)
Dr. O’Malley was promoted to General Counsel on September 20, 2021. Dr. O’Malley joined Abeona in May 2019 as Chief IP Counsel and served as Head of Legal & IP from April 2020 until his promotion to General Counsel.

(16)	Represents the fair value of options granted on (i) March 1, 2021 to purchase 4,000 shares of our Common Stock and (ii) September 20, 2021 to purchase 10,880 shares of our Common Stock.
(17)	Represents the fair value of restricted stock granted on (i) on March 1, 2021 for 2,000 shares of our Common Stock and (ii) on September 20, 2021 for 5,440 shares of our Common Stock.
(18)
Mr. Amoroso was promoted to President and Chief Executive Officer on March 19, 2021, and resigned on October 15, 2021. Mr. Amoroso joined the Company on July 9, 2020 and served as Chief Commercial Officer until October 31, 2020 when he was promoted to Chief Operating Officer, becoming the Company’s principal executive officer.

(19)	Represents the fair value of options granted on (i) March 1, 2021 to purchase 16,000 shares of our Common Stock and (ii) March 19, 2021 to purchase 20,000 shares of our Common Stock.
(20)	Represents the fair value of restricted stock granted on (i) on March 1, 2021 for 8,000 shares of our Common Stock and (ii) on March 19, 2021 for 10,000 shares of our Common Stock
(21)
Represents the fair value of options granted on (i) July 9, 2020 to purchase 10,000 shares of our Common Stock and (ii) on November 2, 2020 to purchase 4,000 shares of our Common Stock as well as (iii) the incremental fair value of repriced options to purchase 10,000 shares of our Common Stock as noted above.

(22)	Represents the fair value of restricted stock granted on October 9, 2020 for 9,818 shares of our Common Stock.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the aggregate number of option awards held by our named executive officers (“NEOs”) as of December 31, 2021.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Vishwas Seshadri	10/15/2021	—	12,000(2)	$22.75	10/15/2031	2,000(3)	$17,000
	6/1/2021	—	—	—	—	4,000(3)	$34,000
	6/1/2021	—	16,000(2)	$42.75	6/1/2031	8,000(3)	$68,000
Edward Carr	8/10/2021	—	19,040(4)	$31.50	8/10/2031	9,520(5)	$80,920
	3/1/2021	—	4,000(4)	$58.50	3/1/2031	2,000(5)	$17,000
	5/20/2020	506	650(4)	$28.75	3/16/2030	1,200(5)	$10,200
	3/16/2020	894	1,149(4)	$28.75	3/16/2030	—	$—
	4/9/2019	267	132(4)	$28.75	4/9/2029	—	$—
	11/19/2018	1,080	320(4)	$28.75	11/19/2028	—	$—
Brendan O’Malley	9/20/2021	—	10,880(6)	$30.25	9/20/2031	5,440(7)	$46,240
	3/1/2021	—	4,000(6)	$58.50	3/1/2031	2,000(7)	$17,000
	5/20/2020	316	406(6)	$28.75	3/16/2030	750(7)	$6,375
	3/16/2020	559	718(6)	$28.75	3/16/2030	—	$—
	5/31/2019	1,420	779(6)	$28.75	5/31/2029	—	$—
Michael Amoroso	3/19/2021	—	20,000(8)	$54.50	3/19/2031	10,000(9)	$85,000
	3/1/2021	—	16,000(8)	$58.50	3/1/2031	8,000(9)	$68,000
	11/2/2020	1,083	2,916(8)	$26.75	11/2/2030	—	$—
	7/9/2020	3,541	6,458(8)	$28.75	7/9/2030	—	$—
(1)	Calculated based on the closing share price on December 31, 2021 of $8.50.

(2)
Dr. Seshadri’s options to purchase shares of Common Stock will vest in the following periods: 12,000 options at $22.75 per share granted on October 15, 2021 will be fully vested in October 2025 and 16,000 options granted on June 1, 2021 at $42.75 per share will be fully vested in June 2025.

(3)
Dr. Seshadri’s restricted stock will vest in the following periods: 2,000 shares of restricted stock granted on October 15, 2021 will be fully vested in October 2025; 4,000 shares of restricted stock granted on June 1, 2021 will be fully vested in June 2022; and 8,000 shares of restricted stock granted on June 1, 2021 will be fully vested in June 2025.

(4)
Mr. Carr’s options to purchase shares of Common Stock will vest in the following periods: 19,040 options granted on August 10, 2021 at $31.50 per share will be fully vested in August 2025; 4,000 options granted on March 1, 2021 at $58.50 per share will be fully vested in March 2025; 1,156 options granted on May 20, 2020 at $28.75 per share will be fully vested in March 2024; 1,998 options granted on March 16, 2020 at $28.75 per share will be fully vested in March 2024; 399 options granted on April 9, 2019 at $28.75 per share will be fully vested in April 2023; and 1,400 options granted on November 19, 2018 at $28.75 per share will be fully vested in November 2022.

(5)
Mr. Carr’s restricted stock will vest in the following periods: 9,520 shares of restricted stock granted on August 10, 2021 will be fully vested in August 2025; 2,000 shares of restricted stock granted on March 1, 2021 will be fully vested in March 2025; and 1,200 shares of restricted stock granted on May 20, 2020 will be fully vested in March 2024.

(6)
Dr. O’Malley’s options to purchase shares of Common Stock will vest in the following periods: 10,880 options granted on September 20, 2021 at $30.25 per share will be fully vested in September 2025; 4,000 options granted on March 1, 2021 at $58.50 per share will be fully vested in March 2025; 722 options granted on May 20, 2020 at $28.75 per share will be fully vested in March 2024; 1,277 options granted on March 16, 2020 at $28.75 per share will be fully vested in March 2024; and 2,199 options granted on May 31, 2019 at $28.75 per share will be fully vested in May 2023.

(7)
Dr. O’Malley’s restricted stock will vest in the following periods: 5,440 shares of restricted stock granted on September 20, 2021 will be fully vested in September 2025; 2,000 shares of restricted stock granted on March 1, 2021 will be fully vested in March 2025; and 750 shares of restricted stock granted on May 20, 2020 will be fully vested in March 2024.

(8)
Mr. Amoroso’s options to purchase shares of Common Stock will vest in the following periods: 20,000 options granted on March 19, 2021 at $54.50 per share will be fully vested in March 2025; 16,000 options granted on March 1, 2021 at $58.50 per share will be fully vested in March 2025; 2,916 options granted on November 2, 2020 at $26.75 per share will be fully vested in November 2024; and 6,458 options granted on July 9, 2020 at $28.75 per share will be fully vested in July 2024.

(9)
Mr. Amoroso’s restricted stock will vest in the following periods: 10,000 shares of restricted stock granted on March 19, 2021 will be fully vested in March 2025 and 8,000 shares of restricted stock granted on March 1, 2021 will be fully vested in March 2025.

Compensation Pursuant to Agreements and Plans
Employment Agreements
President and Chief Executive Officer
Dr. Seshadri entered into an employment agreement with the Company when he joined as SVP, Head of Research & Clinical Development on June 1, 2021. In his role as SVP, Head of Research & Clinical Development, Dr. Seshadri received an annual base salary of $400,000 and was eligible for an annual discretionary bonus with a target of 40% of his annual base salary. On June 1, 2021, Dr. Seshadri was granted stock options to purchase 16,000 shares of the Company’s Common Stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on June 1, 2022 and the remaining 75% vesting in 36 equal monthly installments thereafter. On June 1, 2021, Dr. Seshadri was granted 12,000 restricted shares of Common Stock pursuant to the Company’s 2015 Equity Incentive Plan, with 6,000 shares vesting on June 1, 2022 and the remaining 6,000 shares vesting in three installments of 2,000 shares annually thereafter starting on June 1, 2023.
On October 15, 2021, Dr. Seshadri was appointed President, Chief Executive Officer, and Director. In his new role as President and Chief Executive Officer, Dr. Seshadri receives an annual base salary of $500,000 and will be eligible for an annual discretionary bonus with a target of 50% of his annual base salary. In connection with his appointment to President and Chief Executive Officer, Dr. Seshadri was granted 2,000 shares of restricted stock and options to purchase 12,000 shares of Common Stock of the Company. The options vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter. The restricted stock will vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in equal annual installments over the following 36 months.
Under the terms of his employment agreement dated October 6, 2021, Dr. Seshadri and the Company may each terminate Dr. Seshadri’s employment for any reason upon written notice to the other party. If Dr. Seshadri’s employment is terminated by the Company other than for Cause, or by Dr. Seshadri for Good Reason (as each term is defined in his employment agreement), Dr. Seshadri will be entitled to (i) a payment equal to the sum of his base salary plus his target annual bonus opportunity, (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date, (iii) a pro-rata bonus for the year of termination and (iv) accelerated vesting equivalent to 12 months of continued employment from the Termination Date (disregarding such termination for such purpose) with respect to all unvested equity and any other long-term incentive awards granted to Dr. Seshadri and then outstanding on the

Termination Date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. Seshadri’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.
If Dr. Seshadri remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.
Former Chief Accounting Officer and Chief Financial Officer
The Board appointed Mr. Carr as Chief Accounting Officer effective January 7, 2019. He was entitled to an annual base salary of $300,000, effective January 1, 2020 and a target annual bonus opportunity equal to 35% of his base salary. The amount of the annual bonus actually paid depended on the extent to which the performance goals are achieved or exceeded as determined by the Board. Mr. Carr is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.
Effective January 1, 2021, Mr. Carr’s annual base salary was increased to $336,000 and his annual discretionary bonus target was 35% of his annual base salary.
On March 1, 2021, Mr. Carr was granted (i) stock options to purchase 4,000 shares of the Company’s Common Stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on March 1, 2022 and the remaining 75% vesting in 36 equal monthly installments thereafter and (ii) 2,000 restricted shares of Common Stock pursuant to the Company’s 2015 Equity Incentive Plan, with 25% vesting on each of March 1, 2022, March 1, 2023, March 1, 2024 and March 1, 2025.
On March 3, 2022, Mr. Carr notified the Company of his resignation effective March 31, 2022. On March 14, 2022, Mr. Carr ceased being the Chief Financial Officer and became the Chief Accounting Officer, a position he held through March 31, 2022.
Under the terms of his employment agreement dated August 10, 2021, Mr. Carr and the Company may each terminate Mr. Carr’s employment for any reason upon written notice to the other party. If Mr. Carr’s employment is terminated by the Company other than for Cause, or by Mr. Carr for Good Reason (as each term is defined in his employment agreement), Mr. Carr will be entitled to (i) a payment equal to the sum of twelve months of his annual base salary plus twelve months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date. If Mr. Carr’s employment is terminated by the Company other than for Cause, or by Mr. Carr for Good Reason (as each term is defined in his employment agreement) within twelve months following a Change of Control, Mr. Carr will be entitled to (i) a payment equal to the sum of twelve months of his annual base salary plus twelve months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Mr. Carr’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.
If Mr. Carr remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.
General Counsel
Dr. O’Malley joined Abeona in 2019 as Chief IP Counsel. He was entitled to an annual base salary of $321,000, effective January 1, 2021 and a target annual bonus opportunity equal to 35% of his base salary. The amount of the annual bonus actually paid depended on the extent to which the performance goals are achieved or exceeded as determined by the Board. Dr. O’Malley is eligible to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.
On September 20, 2021, Dr. O’Malley was appointed SVP, General Counsel. In his new role, Dr. O’Malley receives an annual base salary of $372,000 and is eligible for an annual discretionary bonus with a target of 40% of his annual base salary. In connection with his appointment as SVP, General Counsel, Dr. O’Malley was granted 5,440 shares of restricted stock and options to purchase 10,880 shares of Common Stock of the Company. The options vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter. The restricted stock will vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in equal annual installments over the following 36 months.
Under the terms of his employment agreement dated September 16, 2021, Dr. O’Malley and the Company may each terminate Dr. O’Malley’s employment for any reason upon written notice to the other party. If Dr. O’Malley’s employment is terminated by the Company other than for Cause, or by Dr. O’Malley for Good Reason (as each term is defined in his employment agreement), Dr. O’Malley will be entitled to (i) a payment equal to the sum of twelve months of his annual base salary plus twelve months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date. If Dr. O’Malley’s employment is terminated by the Company other than for Cause, or by Dr. O’Malley for Good Reason (as each term is defined in his employment agreement) within twelve months following a Change of Control, Dr. O’Malley will be entitled to (i) a payment equal to the sum of twelve months of his annual base salary plus twelve months of his annual target annual bonus opportunity and (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. O’Malley’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.
If Dr. O’Malley remains continuously employed through the date of a Change in Control (as that term is defined in his employment agreement), all outstanding equity compensation awards will become fully vested and exercisable immediately.
Former President and Chief Executive Officer
Mr. Amoroso had entered into a letter agreement with the Company dated March 19, 2021 in connection with his appointment to President and Chief Executive Officer. Pursuant to such agreement, Mr. Amoroso received an annual base salary of $550,000 and will be eligible for an annual discretionary bonus with a target of 50% of his annual base salary. In connection with his appointment to President and Chief Executive Officer, Mr. Amoroso was granted 10,000 shares of restricted stock and options to purchase 25,000 shares of Common Stock of the Company. The options vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter. The restricted stock will vest 25% on the one-year anniversary of the grant date and the remaining 75% vesting in equal quarterly installments over the following 36 months.
Pursuant to Mr. Amoroso’s agreement, Mr. Amoroso and the Company may each terminate Amoroso’s employment for any reason upon written notice to the other party. If Mr. Amoroso’s employment was terminated by the Company other than for Cause, or by Mr. Amoroso for Good Reason (as each term is defined in his employment agreement), Mr. Amoroso would have been entitled to (i) a payment equal to the sum of his base salary plus his target annual bonus opportunity, (ii) payment equal to the cost of the premium for his health coverage under the Company’s health plan for him and his dependents for the twelve-month period following his termination date, and (iii) accelerated vesting equivalent to 12 months of continued employment from the Termination Date (disregarding such termination for such purpose) with respect to all unvested equity and any other long-term incentive awards granted to him and then outstanding on the Termination Date. The Company’s obligations in the preceding sentence were conditioned upon, among other things, Mr. Amoroso’s execution and nonrevocation of a release of claims in favor of the Company and its affiliates.
If Mr. Amoroso remained continuously employed through the date of a Change in Control (as that term is defined in the employment agreement), all outstanding equity compensation awards would become fully vested and exercisable immediately.
Retirement Benefits
The Company’s executives are provided usual and customary retirement benefits available to all employees, including the NEOs. These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance and a Company-sponsored pension plan. We provide matching contributions under our 401(k) to all employees, including the NEOs.

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION
The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s directors and named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.abeonatherapeutics.com under “Investor & Media—Corporate Governance—Governance Documents.”

PROPOSAL 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of between three to 15 members, shall be divided into three classes as nearly equal in number as possible, and that each director shall serve for a term of three years and until his/her successor is elected and qualified or until his/her earlier resignation, death or removal. By resolution, the Board has set the number of its directors at nine directors. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of nine members.
Mr. Alvino, Ms. Charles and Mr. Wuchterl are Class 3 directors with their terms set to expire at the Annual Meeting.
Mr. Mann, Ms. Silverstein and Dr. Wider are Class 1 directors with their terms set to expire at the annual meeting of stockholders in 2023.
Dr. Alland and Messrs. Amoroso and Seshadri are Class 2 directors with their terms set to expire at the annual meeting of stockholders in 2024.
Nominees for Term Expiring at the Annual Meeting (Class 3 Directors)
Messrs. Alvino and Wuchterl and Ms. Charles are Class 3 directors standing for election to the Board for a three-year term expiring at the 2025 annual meeting of stockholders. Messrs. Alvino and Wuchterl and Ms. Charles have each served as directors since 2021. Messrs. Alvino’s and Wuchterl’s and Ms. Charles’s terms will expire at the Annual Meeting. If elected at the Annual Meeting, they will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2025. Messrs. Alvino and Wuchterl and Ms. Charles exemplify how our Board values professional experience in business and the pharmaceutical industry, as well as strong moral character. It is this strong and unique background and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise.
There is no family relationship among any of the directors or officers. The nominees have each consented to serve as a director and the Board has no reason to believe that they will be unavailable for such service.
Business and Experience of Nominees for Director
Mark J. Alvino, 54, became a director on March 26, 2021 and currently serves as Chair of the Compensation Committee and as a member on the Audit Committee. Mr. Alvino had previously served as a member of our Board from March 2006 through April 15, 2020. Mr. Alvino is currently President of Hudson Square Capital LLC, since October 2014. From 2013 to October 2014, Mr. Alvino was leading the Life Sciences efforts of Bradley Woods & Co. Ltd. Mr. Alvino was Managing Director for Griffin Securities from 2007 to 2013. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company, where he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency’s network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co. Mr. Alvino’s qualifications to serve on our Board include his leadership skills and his experience in the areas of financial management and business strategy in the biopharmaceutical field.
Faith L. Charles, 60, became a director on March 26, 2021 and currently serves as Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Ms. Charles has been a corporate transactions and securities partner at the law firm of Thompson Hine, LLP, since 2010. She leads Thompson Hine’s Life Sciences practice and co-heads the securities practice, advising public and emerging biotech and pharmaceutical companies in the U.S. and internationally. Ms. Charles negotiates complex private and public financing transactions, mergers and acquisitions, licensing transactions and strategic collaborations. She serves as outside counsel to a myriad of life sciences companies and is known in the industry as an astute business advisor, providing valuable insights into capital markets, corporate governance and strategic development. From 2018 until October 2021, Ms. Charles served on the Board of Directors and as a member of the Audit Committee and Chair of the Compensation Committee of Entera Bio, a publicly-traded biotechnology company. She also serves on the Board of Directors of several private life science companies. Ms. Charles founded the Women in Bio Metro New York chapter and chaired the chapter for five years. She currently serves on the national board of Women in Bio. Ms. Charles is also a member of the board of Red Door Community (formerly Gilda’s Club New York City.) She has been recognized as a Life Sciences Star by Euromoney’s LMG Life Sciences, has been named a BTI Client Service All-Star, and was named by Crain’s New York Business to the list of 2020 Notable Women in the Law. Ms. Charles holds a J.D degree from The George Washington University Law School and a B.A. in Psychology from Barnard College, Columbia University. Ms. Charles is a graduate of Women in Bio’s Boardroom Ready Program, an Executive Education Program taught by The George Washington University School of Business. Ms. Charles’ qualifications to serve on our Board include her leadership skills and her vast legal experience representing companies in the biotech and pharmaceutical field.
Donald A. Wuchterl, 52, became a director on April 14, 2021 and currently serves as member of the Nominating and Corporate Governance Committee. Since April 2021, Mr. Wuchterl has served as Senior Vice President and Chief Manufacturing Officer at T-knife Therapeutics, a next-generation T-cell receptor company developing innovative therapeutics for the benefit of solid tumor patients where he is responsible for all Chemistry, Manufacturing and Controls (“CMC”) functions. From 2016 to 2021, Mr. Wuchterl served as Senior Vice President, Technical Operations and Quality at Audentes Therapeutics (an Astellas Company), a gene therapy company focused on developing and commercializing innovative products for patients living with serious, life-threatening rare neuromuscular diseases. From 2012 to 2016, Mr. Wuchterl served as Senior Vice President and Chief Operating Officer at Cytovance Biologics, a leading biopharmaceutical contract manufacturing company. Prior to Cytovance, Mr. Wuchterl held positions of increasing responsibility with Dendreon, Shire HGT, Amgen, Biogen Idec and Roche. Mr. Wuchterl has a B.S. in Business Administration from Colorado Technical University and an M.B.A. from Fitchburg State University. Mr. Wuchterl’s qualifications to serve on Abeona’s board include his over 29 years of experience in the life sciences industries, with senior roles in operations and CMC across several different product types. He also brings significant experience building out and leading new cGMP organizations and facilities.
Nomination and Election of Directors
When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate’s election.
Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director’s performance on the Board and whether the director’s reelection would be in the best interests of the Company’s stockholders and consistent with the Company’s corporate governance guidelines and continued compliance with applicable law, rules and regulations.
The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company’s business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company’s business. When considering candidates for director, the committee takes into account a number of factors, including:
•	Independence from management;
•	Age, gender and ethnic background;
•	Relevant business experience;
•	Judgment, skill and integrity;
•	Existing commitments to other businesses;
•	Potential conflicts of interest;
•	Corporate governance background;
•	Financial and accounting background;

•	Executive compensation background; and
•	Size and composition of the existing Board.
The Nominating and Corporate Governance Committee will consider additional candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 1330 Avenue of the Americas, 33rd Floor, New York, New York 10019. When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must follow the notice procedures, which are described under the heading “Submission of Nominations and Proposals for the 2023 Annual Meeting” and include the following:
•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•
The number of shares of Company capital stock owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;
•	A description of the candidate’s business and educational experience;
•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;
•	A statement as to whether the director is independent under applicable SEC and Nasdaq rules; and
•	Such other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.
In addition, pursuant to a Director Designation Agreement dated as of November 15, 2007, for as long as SCO Capital Partners LLC (“SCO Capital”), our largest stockholder, and its affiliates hold at least 20% of the aggregate number of shares of the Series A Stock issued to SCO Capital and its affiliates in connection with the Company’s 2007 note exchange or at least 20% of the Company’s Common Stock issued upon conversion of such Series A Stock, (a) SCO Capital shall have the right, from time to time, to designate two individuals, in the sole discretion of SCO Capital, to serve as directors of the Company (the “SCO Director Designees”), (b) the Company shall use its best efforts at all times to cause the number of directors to be fixed at a sufficient number such that at least two positions shall be available for the SCO Director Designees (the “SCO Board Seats”), (c) the Company shall use its best efforts to cause the SCO Director Designees to be nominated and elected for service as directors of the Company at each meeting of the Company’s shareholders held for the purpose of electing directors and (d) if at any time, or from time to time, one or more of the SCO Board Seats is or becomes vacant for any reason prior to the next annual meeting of shareholders, the Company shall use its best efforts to cause such vacancy to be filled with an SCO Director Designee.
For Proposal 1, the directors will be elected upon the affirmative vote of a majority of the votes cast. For Proposal 1, stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for Proposal 1.
The Board recommends that the stockholders vote “FOR” each of the Class 3 Directors.

Information with Respect to Other Directors
Directors Whose Terms Expire at the Annual Meeting in 2023 (Class 1 Directors)
Paul Mann, 46, became a director in June 2020 and serves as Chair of the Audit Committee. Mr. Mann has over 20 years of experience in the financial and biotechnology industries. Mr. Mann is currently the Chairman and Chief Executive Officer of ASP Isotopes since September 2021 and the Chairman of Varian Biopharmaceuticals since June 2020. Prior to this, Mr. Mann was a consultant and analyst for DSAM Partners, a global hedge fund, from April 2020 to March 2022. Prior to DSAM partners, Mr. Mann served as Chief Financial Officer at PolarityTE, Inc., a biotechnology and regenerative biomaterials company, from June 2018 to March 2020. From August 2016 to June 2018, he served as the Healthcare Portfolio Manager for Highbridge Capital Management. From August 2013 to March 2016, Mr. Mann served as an analyst with Soros Fund Management. Prior to joining Soros Fund Management, Mr. Mann was an analyst and portfolio manager with Lodestone Natural Resources and UBS from September 2011 to March 2013. Prior to moving to the buy-side, Mr. Mann spent 11 years as a sell-side analyst at Morgan Stanley and Deutsche Bank. He started his career as a research scientist at Proctor and Gamble and he has an MA (Cantab) and an MEng in Chemical Engineering from Cambridge University. Mr. Mann is a CFA charter holder. Mr. Mann’s qualifications to serve on our Board include his extensive experience in the financial and biotechnology industries.
Christine Silverstein, 39, became a director in March 2020. Since May 2021, Ms. Silverstein has served as Chief Financial Officer of Excision Biotherapeutics, Inc., a clinical-stage biotechnology company developing CRISPR-based therapies intended to cure viral infectious diseases. From July 2020 to January 2021, Ms. Silverstein served as Chief Financial Officer of Emendo Biotherapeutics, a next generation gene-editing company that was acquired in December 2020 by AnGes, Inc., a biopharmaceutical company focused on gene-based medicines. Ms. Silverstein previously operated in various senior executive corporate finance roles within Abeona, including Chief Financial Officer from January 2019 to March 2020, Senior Vice President, Finance & Strategy from May 2018 to December 2018 and Vice President, Finance & Investor Relations from April 2016 to May 2018. Prior to joining Abeona in 2016, from 2014 to 2016, she served as Head of Investor Relations at Relmada Therapeutics, Inc., a late-stage biotechnology company addressing diseases of the central nervous system. Ms. Silverstein previously served in senior executive roles within a biotechnology venture fund and various capital markets advisory firms. Ms. Silverstein began her career in financial services as an investment advisor at Royal Alliance Associates before moving to the biotechnology industry. A member of CHIEF, Deloitte’s Chief Financial Officer Program, Women in Bio and the National Investor Relations Institute (“NIRI”), Ms. Silverstein holds a B.S. from the Peter Tobin College of Business at St. John’s University and earned various accreditations from FINRA. Ms. Silverstein’s qualifications to serve on our Board include her extensive corporate strategic planning, capital markets and capital raising expertise, business development, compliance and crisis management experience.
Todd Wider, M.D., 57, became a director in May 2015 and currently serves as a member of the Compensation Committee. Dr. Wider is a surgeon and has served as consultant to numerous entities in the biotechnology space. He has served as the Chairman and CMO of Emendo Biotherapeutics since 2019. In addition, Dr. Wider served as a director of ARYA Sciences Acquisition Corp. I (Nasdaq: ARYA) from October 2018 to March 2020, ARYA Sciences Acquisition Corp. II (Nasdaq: ARYB) from June 2020 to November 2020, and ARYA Sciences Acquisition Corp. III (Nasdaq: ARYA) from August 2020 to June 2021. Dr. Wider holds an M.D. from Columbia College of Physicians and a B.A. from Princeton University. Dr. Wider’s qualifications to serve our Board include his biotechnology expertise as well as his experience as a surgeon.
Directors Whose Terms Expire at the Annual Meeting in 2024 (Class 2 Directors)
Michael Amoroso, 44, has been Chairman of the Board since October 15, 2021 and has been a director since March 19, 2021. Mr. Amoroso served as our President and Chief Executive Officer from March 19, 2021 to October 15, 2021. Mr. Amoroso joined Abeona on July 9, 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer on November 1, 2020. Since October 15, 2021, Mr. Amoroso has served as President and Chief Executive Officer of Precision BioSciences, Inc., a clinical stage biotechnology company dedicated to improving life with its novel and proprietary ARCUS genome editing platform. From August 2018 to January 2020, he served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite, a Gilead Company, where he led all operations and functions charged with bringing the first wide-spread CAR-T cell therapy, YESCARTA®, to major world markets while also preparing the organization for its future cell therapy pipeline. Prior to his time at Kite, Mr. Amoroso served in senior level executive positions at Eisai Inc. from October 2017 to August 2018, Celgene Corporation (now a subsidiary of Bristol-Myers Squibb Company) from January 2011 to October 2017 and Aventis (now Sanofi) from 2001 to 2011. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare, oncology diseases. Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University. Mr. Amoroso’s qualifications to serve on our Board include his extensive experience in leading teams, both directly and indirectly, across clinical development, regulatory and medical affairs, corporate affairs, and commercial, both in the U.S. and globally, with direct operational experience in various pharmaceutical companies.
Leila Alland, M.D., 59, became a director on April 14, 2021 and currently serves as a member of the Nominating and Corporate Governance Committee and of the Compensation Committee. Dr. Alland, a pediatric hematologist-oncologist and accomplished physician-scientist, has been working in the biopharmaceutical industry since 2001 to bring novel therapies to patients. Since December 2019, Dr. Alland has served as Chief Medical Officer of PMV Pharmaceuticals, Inc., a Nasdaq-listed precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53 mutants. From March 2018 to November 2019, Dr. Alland served as Chief Medical Officer of Affimed, a clinical-stage immuno-oncology company, and, from January 2016 to March 2018, Dr. Alland served as Chief Medical Officer of Tarveda Therapeutics, a clinical stage precision oncology company. Dr. Alland also held leadership positions at AstraZeneca, Bristol-Myers Squibb, Novartis, and Schering-Plough, where she worked on a broad range of oncology products from early to late stage development and contributed to multiple successful drug approvals. Dr. Alland obtained her medical degree from New York University School of Medicine, and her B.A. in Biology from the University of Pennsylvania. She completed her residency in Pediatrics at The Children’s Hospital of Philadelphia, and her fellowship in Pediatric Hematology/Oncology at The New York Hospital and Memorial Sloan-Kettering Cancer Center. From 1994 to 2000, Dr. Alland served as Assistant Professor of Pediatrics at Albert Einstein College of Medicine where she was awarded the James S. McDonnell Foundation Scholar Award and pursued basic cancer research while also caring for children with cancer and blood disorders. Since 2020, Dr. Alland has served as Director on the Board of Cytovia Therapeutics, an immune-oncology company developing engineered cellular and antibody therapies to treat cancer. Dr. Alland is a member of the Scientific Advisory Council of Columbia University’s Center for Radiological Research, and serves as a scientific reviewer for the Cancer Prevention and Research Institute of Texas. Dr. Alland’s qualifications to serve on our Board include her leadership skills and her vast medical and scientific experience serving companies in the biotech and pharmaceutical field.
Vishwas Seshadri, 46, was appointed our President, Chief Executive Officer and a director on October 15, 2021. Dr. Seshadri joined Abeona on June 1, 2021 as Head of Research and Clinical Development. Prior to joining Abeona, from October 2010 to May 2021, Dr. Seshadri served in roles of increasing responsibility at Celgene (now part of Bristol-Myers Squibb) focused on research & development and commercialization for novel therapies in hematology and oncology, most recently as Executive Director & Worldwide Brand Leader for Breyanzi® (lisocabtagene maraleucel; liso-cel), a CD19-directed chimeric antigen receptor (CAR) T cell therapy for relapsed or refractory large B-cell lymphoma. While at Celgene, he led franchise level marketing and the project management office for CAR T commercialization and led teams supporting the successful global launch of Breyanzi. He also led development project teams for clinical development and regulatory submissions for REVLIMID (lenalidomide) in lymphoma, strategic go/no-go decisions for Avadomide and IMFINZI (durvalumab) while implementing program-wide efficiency measures, and managed post-marketing commitments for ISTODAX (romidepsin). In addition, Dr. Seshadri had held U.S. and global marketing lead roles for Abraxane in non-small cell lung cancer and pancreatic cancer. Previously, he was Head of Early-Stage Upstream Process Development for Biologics at Dr. Reddy’s Laboratories, where he led cell-line development, current Good Manufacturing Practices (cGMP) cell banking, characterization, and cell culture optimization for biosimilars. Dr. Seshadri completed his Ph.D. in Microbiology, Immunology & Molecular Biology and his post-doc in epigenetics at University of Arizona, and earned his M.B.A. in Finance and Healthcare from the Wharton School of the University of Pennsylvania. Dr. Seshadri’s qualifications to serve on our Board include his extensive experience across clinical development, regulatory and medical affairs, corporate affairs, and commercial, with direct operational experience in various pharmaceutical companies.
Information with Respect to Executive Officers
Please refer to the section above, “Business and Experience of Nominees for Director” for information related to Mr. Amoroso.
Brendan O’Malley, J.D., Ph.D., 53, became our General Counsel on September 20, 2021. Dr. O’Malley joined Abeona in 2019 as Chief IP Counsel, bringing significant technical and legal expertise to the Abeona team. Prior to joining Abeona, he was a partner at the prominent New York patent litigation firm Fitzpatrick Cella Harper & Scinto, where he started his career as a summer associate in 2006, and then at Venable LLP, which merged with Fitzpatrick in 2018. While at Fitzpatrick and Venable, Dr. O’Malley litigated a wide variety of biopharmaceutical patent cases in the United States District Courts, at the Federal Circuit, and before the U.S. Patent and Trademark Office, negotiated numerous settlement and license agreements, and provided many patent opinions in connection with M&A due diligence in the biotech space. While attending law school at Benjamin N. Cardozo School of Law, Dr. O’Malley served as a judicial intern to Judge William H. Pauley in the U.S. District Court for the Southern District of New York. Before law school, he earned a Ph.D. in Molecular Biology & Microbiology from Tufts University School of Medicine, where he studied the role of protein-protein interactions in hepatitis virus assembly, and a B.S. degree magna cum laude from the University of Massachusetts Dartmouth.
Joseph Vazzano, 38, was appointed our Chief Financial Officer effective March 14, 2022. Before joining Abeona, Mr. Vazzano served as Chief Financial Officer of publicly-traded Avenue Therapeutics, Inc. (“Avenue”) from February 2019 to January 2022. Prior to that, he served as Avenue’s Vice President of Finance and Corporate Controller since August 2017. During his tenure at Avenue, Mr. Vazzano secured multiple equity financings for Avenue and served in a leadership role for signing a complex, two-stage acquisition of Avenue with future contingent value rights. Prior to joining Avenue, Mr. Vazzano served as Assistant Corporate Controller at publicly-traded Intercept Pharmaceuticals, Inc. from October 2016 to July 2017, where he helped grow the finance and accounting department during the company’s transition from a development-stage company to a fully integrated commercial organization. Mr. Vazzano has held various other financial roles at other publicly traded pharmaceutical companies such as Pernix Therapeutics, and NPS Pharmaceuticals. Mr. Vazzano, who is a Certified Public Accountant, began his career at KPMG LLP. Mr. Vazzano has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE 2015 EQUITY INCENTIVE PLAN
On June 24, 2022, the Board adopted, subject to stockholder approval, an amendment (the “Plan Amendment”) to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) to increase the number of shares of our Common Stock authorized for issuance thereunder from 720,000 to 1,440,000 shares. The 2015 Equity Incentive Plan as amended by the Plan Amendment is referred to below as the Amended 2015 Equity Incentive Plan.
Reasons for the Amendment to the 2015 Equity Incentive Plan
Equity incentive compensation programs play a pivotal role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. We are asking our stockholders to approve the Plan Amendment to assist the Company in attracting and retaining qualified personnel. If our stockholders do not approve the Plan Amendment we will be limited in our ability to continue to issue awards in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain, due to low share reserves remaining in our 2015 Equity Incentive Plan and the dilution to our share reserve and outstanding equity awards from the increase in our stock outstanding from recent financing activities, and our employees’ motivation and incentives will be negatively affected.
Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to increase incentives on the part of employees, non-employee directors and consultants who provide significant services to the Company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success. Accordingly, approving the Plan Amendment is in the best interest of our stockholders because equity awards help us to:
•	attract, motivate and retain talented employees and directors;
•	align employee and stockholder interests; and
•	link employee compensation with Company performance.
We strongly believe that approval of the Plan Amendment will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees.
Without the appropriate share reserve to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our employees with the economic interests of our stockholders.
For that reason, the Company has structured the 2015 Equity Incentive Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards and restricted stock units and implement competitive incentive compensation programs for its employees and non-employee Board members. The 2015 Equity Incentive Plan will continue to be the only plan under which new equity awards may be granted to our employees and other service providers. If this Proposal 2 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.
As of July 7, 2022, excluding the proposed share increase, there were 119,401 shares available for issuance out of the 720,000 shares authorized under the 2015 Equity Incentive Plan. All awards outstanding under the 2015 Equity Incentive Plan on the date of the Plan Amendment shall continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the Plan Amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards.
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our equity award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our Common Stock subject to equity-based awards we grant in a calendar year by the weighted average number of our fully-diluted shares of Common Stock outstanding for that calendar year. The average annual burn rate for the years 2021, 2020 and 2019 was 6.7%. We anticipate that the share reserve under the Amended 2015 Equity Incentive Plan will enable us to fund our equity compensation program for approximately three years. While the Company believes this is a reasonable estimate of how long the share reserve would last, the actual period for which the proposed share reserve will fund our equity compensation program may be shorter or longer than three years, depending on changes in our granting practices, stock price and headcount growth.
Summary Description of the Amended 2015 Equity Incentive Plan
The following is a summary of the principal provisions of the Amended 2015 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Amended 2015 Equity Incentive Plan.
We adopted the 2015 Equity Incentive Plan, which became effective in July 2015, as the successor to our 2005 Equity Incentive Plan (the “2005 Plan”). We initially reserved 200,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan. This was subsequently increased to 320,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan in November 2016, then increased to 400,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan in November 2017, and then increased to 720,000 shares of our Common Stock to be issued under our 2015 Equity Incentive Plan in May 2020. As of July 7, 2022, we had 119,401 shares of Common Stock available for grant under the 2015 Equity Incentive Plan. As proposed, we plan to reserve an additional 720,000 shares under the Amended 2015 Equity Incentive Plan. In addition, the following shares are available for grant and issuance under our Amended 2015 Equity Incentive Plan:
•	shares subject to awards granted under our 2015 Equity Incentive Plan that are subsequently forfeited or repurchased by us at the original issue price;
•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);
•	shares issued under our 2005 Plan that are forfeited or repurchased by us after the effective date of our 2015 Equity Incentive Plan; and
•	shares subject to awards under our 2005 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.
If shares of Common Stock are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award under the Amended 2015 Equity Incentive Plan, the share reserve shall be reduced by the gross number of shares issuable under such award or as to which such right is exercised. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised.
Administration. The Compensation Committee has the authority to administer the Amended 2015 Equity Incentive Plan with respect to awards made to our executive officers and non-employee Board members and has the authority to make awards under the Amended 2015 Equity Incentive Plan to all other eligible individuals. However, our Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the Amended 2015 Equity Incentive Plan to individuals other than executive officers and non-employee Board members.
The term “plan administrator,” as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Amended 2015 Equity Incentive Plan.
Eligibility. Officers and employees, non-employee members of our Board (or the board of our parent or subsidiary), as well as independent consultants and advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Amended 2015 Equity Incentive Plan.
Shares Subject to the Plan. The shares issued or to be issued under the Amended 2015 Equity Incentive Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Currently, no more than 720,000 shares may be issued under the 2015 Equity Incentive Plan. Under the Amended 2015 Equity Incentive Plan, if approved, no more than 1,440,000 shares may be issued. In addition, the maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options granted under the Amended 2015 Equity Incentive Plan is 320,000. The foregoing limits are subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.
Individual Limitations; Adjustments. Each individual participating in the Amended 2015 Equity Incentive Plan is subject to the following limitations with respect to the awards made under the Amended 2015 Equity Incentive Plan: (i) the maximum aggregate number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to any participant in any calendar year is 160,000; and (ii) the maximum aggregate number of shares of Common Stock with respect to which other stock-settled awards may be granted to any participant in any calendar year is 160,000. The foregoing limits, as well as the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights and the number and/or class of securities subject to each outstanding stock award, restricted stock unit, dividend equivalent right and any other award denominated in shares of our Common Stock and the cash consideration payable per share, are subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.
Types of Awards. The following types of awards may be granted under the Amended 2015 Equity Incentive Plan: options, stock appreciation rights, stock awards, restricted stock units and dividend equivalent rights. The principal features of each type of award are described below.
The plan administrator has complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares or amount of payment subject to each such award, the vesting and exercise schedule (if any) to be in effect for the award, the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, the maximum term for which the award is to remain outstanding, the status of any granted option as either an incentive stock option or a non-qualified stock option under the federal tax laws, and with respect to performance-based awards, the amount payable at one or more levels of attained performance, the payout schedule and the form of payment.
Stock Options. The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. Payment of the exercise price may be made in cash or in shares of our Common Stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which the Company withholds a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.
Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.
Stock Appreciation Rights. The Amended 2015 Equity Incentive Plan allows the issuance of two types of stock appreciation rights:
•
Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•
Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our Common Stock or (iii) a combination of cash and shares of our Common Stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.
Repricing. The plan administrator has the authority to implement any of the following repricing programs: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our Common Stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
Stock Awards and Restricted Stock Units. Shares of our Common Stock may be issued under the Amended 2015 Equity Incentive Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our Common Stock may also be issued under the Amended 2015 Equity Incentive Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.
Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately subject to cancellation. Outstanding restricted stock units will automatically terminate, and no shares of our Common Stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our Common Stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.
Dividend Equivalent Rights. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Amended 2015 Equity Incentive Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our Common Stock) which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our Common Stock or may be deferred to a later date. Payment may be made in cash or shares of our Common Stock.
Valuation. The fair market value per share of our Common Stock on any relevant date under the Amended 2015 Equity Incentive Plan is deemed to be equal to the closing selling price per share on that date. The closing price of our Common Stock on the Nasdaq on July 7, 2022 was $4.52 per share.
Stockholder Rights and Transferability. No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the Amended 2015 Equity Incentive Plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand-alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
A participant will have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Amended 2015 Equity Incentive Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to restricted stock units until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate.
Withholding Taxes. The plan administrator may provide one or more holders of awards under the Amended 2015 Equity Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.
Deferral Programs. The plan administrator may structure one or more awards so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.
The plan administrator may also implement a non-employee Board member retainer fee deferral program that allows the non-employee Board members the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of Common Stock that vest under those units until a permissible date or event under Internal Revenue Code Section 409A.
To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the plan administrator may authorize the share reserve under the Amended 2015 Equity Incentive Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements.
Amendment and Termination. Our Board may amend or modify the Amended 2015 Equity Incentive Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Common Stock is at the time primarily traded. Unless sooner terminated by our board of directors, the Amended 2015 Equity Incentive Plan will terminate on the earliest of (i) February 4, 2025, (ii) the date on which all shares available for issuance under the Amended 2015 Equity Incentive Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.
New Plan Benefits. The amount and timing of awards under the Amended 2015 Equity Incentive Plan are determined in the sole discretion of the plan administrator and cannot be determined in advance. Any subsequent awards following approval of this proposal to non-employee directors, officers, and other employees are discretionary, and therefore not determinable at this time.
Tax Considerations. The following is a brief and general discussion of the federal income tax rules applicable to awards under the Amended 2015 Equity Incentive Plan.
Option Grants. Options granted under the Amended 2015 Equity Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Stock Awards. The recipient of unvested shares of Common Stock issued under the Amended 2015 Equity Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. In addition, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer, chief financial officer or any of the company’s three other most highly compensated executive officers (“covered employees”) or persons who were previously covered employees (for years after 2016). Historically, this limitation did not apply to compensation that met Internal Revenue Code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options). The performance-based compensation exemption and an exemption for the chief financial officer from Section 162(m)’s deduction limit were repealed, among other changes, effective for taxable years beginning after December 31, 2017. Compensation paid to our covered employees in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter. While deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.
Proposal 2 will be approved upon the affirmative vote of a majority of the outstanding shares of Common Stock present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 2.
The Board recommends that the stockholders vote “FOR” the approval of the amendment of the 2015 Equity
Incentive Plan as set forth in this Proxy Statement for the Annual Meeting.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Our executive compensation programs are designed to attract, motivate, and retain our management talent, including the named executive officers and to reward them for strong Company performance and successful execution of our key business plans and strategies. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals and the realization of increased stockholder value. The Compensation Committee of the Board of Directors regularly reviews the Company’s compensation programs to confirm that they are achieving these goals. Please read the information under the heading “Executive Compensation” above, for additional information about the compensation of our named executive officers in 2021.
We are asking our stockholders to indicate their support for our named executive officer compensation for fiscal year 2021 as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation for the most recently completed fiscal year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement. While this vote is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. Accordingly, our Board recommends stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers during the fiscal year ended December 31, 2021, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”
Required Vote
Proposal 3 will be approved on an advisory basis upon the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 3.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the advisory approval of the compensation of our named executive officers as set forth in this Proxy Statement for the Annual Meeting.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and Rule 14a-21(b), we are asking our stockholders to indicate, in a non-binding advisory vote, whether future advisory votes to approve the compensation of the Company’s named executive officers should be held every year, every two years, or every three years.
The Company has been holding its advisory vote on executive compensation every three years. After careful consideration, our Board has concluded that an advisory vote on executive compensation that occurs on an annual basis is the most appropriate alternative for the Company, and the Board recommends that the advisory vote on executive compensation be held every year.
This advisory vote gives you as a stockholder the opportunity to vote on the frequency of advisory votes on executive compensation for the Company’s named executive officers through the following resolution:
RESOLVED, that a non-binding vote, on an advisory basis, of the stockholders of the Company to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, shall be held at an annual meeting of stockholders, beginning with the 2023 Annual Meeting of Stockholders, (i) every 1 year, (ii) every 2 years or (iii) every 3 years.
Stockholders can specify one of four choices when voting on this proposal: 1 year, 2 years, 3 years, or abstain. By voting on this proposal, stockholders are not voting to approve or disapprove the Board’s recommendation. The frequency—“1 year,” “2 years” or “3 years”—receiving the highest number of votes will be viewed as the advisory vote on the preferred frequency of holding future advisory votes on named executive officer compensation.
As this is an advisory vote, the results will not be binding on the Company, the Compensation Committee of the Board, or the Board. Our Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.
Required Vote
The frequency choice that receives the greatest number of votes of shares of Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be viewed as the advisory vote on Proposal 4.
Recommendation of the Board
The Board recommends that the stockholders vote for every “1 YEAR” on the advisory vote on the frequency of executive compensation advisory votes.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF WHITLEY PENN, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Whitley Penn LLP, an independent registered public accounting firm, has been our independent registered public accounting firm since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year, fiscal year 2022.
A representative of Whitley Penn LLP is not expected to be present at the Annual Meeting but will be available to respond to appropriate questions in writing.
Ratification by stockholders is not required. If Proposal 5 is not approved by the stockholders, the Board does not plan to change the appointment for fiscal year 2022 but will consider such vote in selecting our independent registered public accounting firm for fiscal year 2023.
Required Vote
Proposal 5 will be approved upon the affirmative vote of a majority of shares of Common Stock present through virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on such proposal voting together. Abstentions will have the effect of a vote “AGAINST” Proposal 5. Brokers may vote on Proposal 5 absent instructions from the beneficial owner.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Whitley Penn, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE
In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2021 year-end financial statements with management and with Whitley Penn LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the PCAOB. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.
The Audit Committee discussed with Whitley Penn LLP the overall scope and plans for the audit. The Audit Committee met with Whitley Penn LLP to discuss the results of its audit and reviews, its evaluations of the Company and its personnel, our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2021 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates it by reference into such future filings.
AUDIT COMMITTEE
Paul Mann, Chairman
Mark J. Alvino
Faith L. Charles

INDEPENDENT AUDITOR FEES
The following table presents fees for professional audit services rendered by Whitley Penn LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020, and fees billed for other services rendered during the respective periods.
Types of Fees	2021	2020
Audit Fees(1)	$153,000	$171,000
Audit-Related Fees(2)	$74,000	$33,000
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
(1)
Audit fees for 2021 and 2020 were for professional services rendered for the audit of our financial statements for the fiscal year and reviews of our quarterly financial statements included in our Form 10-Q filings.

(2)	Audit-related fees are for services related to our registration statements on Forms S-3 and S-8 and other fees.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice, and tax planning service.
(4)	All other fees are for services, other than those described above, rendered to us.
All decisions regarding the selection of an independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.
The Audit Committee selected Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Whitley Penn LLP has served as Abeona’s independent registered public accounting firm since September 2006.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Audit Committee approved all of the services listed under the preceding captions “Audit Fees” and “Audit-Related Fees.”

OTHER MATTERS
As of the date of this proxy statement, the Board is not aware of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.
SUBMISSION OF NOMINATIONS AND PROPOSALS FOR THE 2023 ANNUAL MEETING
The 2023 annual meeting of stockholders is expected to be held on or about May 31, 2023. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC as well as those contained in our Certificate of Incorporation and Bylaws. These requirements are summarized above under the heading Nomination and Election of Directors. A stockholder may nominate directors at the 2023 annual meeting of stockholders by submitting the nomination to the Company not later than 120 calendar days in advance of such meeting in accordance with our Certificate of Incorporation. Additionally, with respect to stockholder nominations and proposals to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), we must have received such nominations or proposals no later than April 10, 2023.
STOCKHOLDERS SHARING AN ADDRESS OR HOUSEHOLD
Only one copy of our Annual Report and Proxy Statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.
We will deliver promptly upon written or oral request a separate copy of our Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our Annual Report and Proxy Statement, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to the Company, c/o Investor Relations, at our principal executive offices at 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019 or call the Company at 646-813-4701.
COST AND METHOD OF SOLICITATION
We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Abeona in person or by telephone, email or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock. We will pay Kingsdale Advisors a fee not to exceed $12,000 plus costs and expenses. In addition, Kingsdale Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
FORM 10-K
Our annual report on Form 10-K for the 2021 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 1330 Avenue of the Americas, 33rd Floor, New York, NY 10019 and is also available on our website at www.abeonatherapeutics.com under the heading “Investor & Media—SEC Filings.”

ABEONA THERAPEUTICS

Working together to find a cure.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ABEO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89136-P78646 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABEONA THERAPEUTICS INC.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 5 AND FOR "1 YEAR" FOR PROPOSAL 4.

1. Election of three Class 3 Directors for a three-year term.

NOMINEES:	For	Against	Abstain
1a. Mark J. Alvino	☐	☐	☐
1b. Faith L. Charles	☐	☐	☐
1c. Donald A. Wuchterl	☐	☐	☐
2. To approve an amendment to the Abeona Therapeutics Inc. 2015 Equity Incentive Plan to increase the number of shares of our Common Stock authorized for issuance thereunder from 720,000 to 1,440,000 shares.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency (every one, two or three years) of future advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
5. Ratify the appointment of Whitley Penn LLP as our independent registered public accountant for the fiscal year ending December 31, 2022.	☐	☐	☐

To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF ABEONA THERAPEUTICS INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

ABEONA THERAPEUTICS INC.

Wednesday, August 17, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 17, 2022
The Notice of Annual Meeting, proxy statement and fiscal 2021 annual report are available at www.proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Please detach along perforated line and mail in the envelope provided)

D89137-P78646

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and proxy statement dated July 11, 2022, and revoking any proxy heretofore given, hereby appoints Vishwas Seshadri, Chief Executive Officer, and Joseph Vazzano, Chief Financial Officer for the Corporation or either of them, proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Abeona Therapeutics Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time on Wednesday, August 17, 2022, or any postponement or adjournment thereof via live audio webcast over the Internet at www.virtualshareholdermeeting.com/ABEO2022.

The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the Annual Meeting of Stockholders, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 5, and for "1 YEAR" for Proposal 4.

In their discretion, the named proxies are authorized to vote on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof as set forth in the proxy statement.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.